Exhibit 99.1
BeautyHealth Reports Second Quarter 2024 Financial Results

Delivers second quarter net sales of $90.6 million;

Year-over-year operating expense improvement of nearly $18 million or 22%;

Revises full year financial guidance

Long Beach, Calif., August 8, 2024 – The Beauty Health Company (NASDAQ: SKIN) (“BeautyHealth”), home to flagship brand Hydrafacial, today announced financial results for the second quarter ended June 30, 2024 ("Q2 2024"). For the quarter, net sales of $90.6 million decreased (22.9)% relative to the same period in 2023. Second quarter results reflect lower equipment sales partially offset by steady growth in consumables net sales.

“Our second quarter results reflect continued demand for Hydrafacial treatments with growth in consumables sales, offset by a slower-than-expected recovery in device sales, as macroeconomic pressures persist, particularly outside the U.S.,” said BeautyHealth Chief Executive Officer Marla Beck. “We have taken aggressive action to address these challenges, including offering our providers lower-priced device options and additional financing solutions. We also continue to make significant progress on our strategic priorities, including enhancing our sales capabilities, driving operational excellence through quality and process improvements, and gaining further expense leverage to improve profitability. Excluding the impact of unanticipated write-off charges related to our continued work in addressing inventory issues, Adjusted EBITDA would have been well-above the high-end of our guidance range, as we continue to drive efficiency and substantial expense savings across the business.”

Ms. Beck added, “Although the impact of marketplace dynamics has changed our 2024 outlook, we remain confident in Hydrafacial’s growth potential and are leaning in. Hydrafacial is the market leader and category creator for minimally invasive skin health treatments with a brand that consumers ask for by name across the globe. We are also a revenue generator for our providers, which is why we enjoy one of the largest install bases in the world. Our team is doing the work and making the decisions necessary to return to profitable growth as soon as possible. Looking ahead, we remain on plan to exit the year with greater sales efficacy, improved inventory, and lower costs. This will ensure we have the capacity to introduce new product innovation and a more effective go-to-market strategy in the quarters ahead.”

Key Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Delivery Systems net sales	$35.2	$65.6	$71.0	$110.9
Consumables net sales	55.4	51.9	101.0	92.8
Total net sales	$90.6	$117.5	$172.0	$203.8
Gross profit	$40.9	$67.9	$89.3	$122.0
Gross margin	45.2%	57.8%	51.9%	59.9%
Adjusted gross profit(2) (3)	$44.8	$75.7	$96.4	$136.1
Adjusted gross margin(2) (3)	49.4%	64.5%	56.1%	66.8%
Net income (loss)	$0.2	$3.4	$(0.5)	$(16.9)
Adjusted EBITDA(2) (3)	$(5.2)	$12.4	$(4.8)	$11.9
Adjusted EBITDA margin(2) (3)	(5.7)%	10.5%	(2.8)%	5.8%

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited	2024	2023	2024	2023
Total delivery systems sold	1,285	2,822	2,702	4,596
Active install base	33,504	29,682	33,504	29,682
__________________________
(1) Amounts may not sum due to rounding.
(2) See "Non-GAAP Financial Measures" below.
(3) 2023 amounts reflect the removal of the accrual for annual cash incentives for comparability purposes.

Financial Highlights
•Net sales were $90.6 million for the second quarter of 2024, a decrease of (22.9)%, compared to the prior year period ("Q2 2023"), due to lower delivery systems net sales.
•Gross margin was 45.2% in Q2 2024 compared to 57.8% in Q2 2023. Adjusted gross margin was 49.4% in Q2 2024 compared to 64.5% in Q2 2023. Gross margin and adjusted gross margin for 2024 were adversely impacted by higher inventory related charges of approximately $17 million, resulting primarily from inventory write-downs of $13.8 million.
•Net income was $0.2 million in Q2 2024 compared to net income of $3.4 million in Q2 2023. Net income in Q2 2024 was primarily due to the gain on repurchase of $117.3 million of principal amount of the Company's convertible senior notes in Q2 2024 partially offset by inventory related charges.
•Adjusted EBITDA loss was $(5.2) in Q2 2024 compared to adjusted EBITDA of $12.4 in Q2 2023, primarily due to inventory related charges and lower net sales.
•The Company placed 1,285 delivery systems during the quarter compared to 2,822 in the prior year period, reflecting a challenging macroeconomic environment, in addition to the international launch of the Syndeo Delivery System ("Syndeo") in the comparable 2023 period.

Balance Sheet and Cash Flow Highlights
•Cash, cash equivalents, and restricted cash were approximately $349.5 million as of June 30, 2024 compared to approximately $523.0 million as of December 31, 2023. The change was primarily due to the repurchase of convertible senior notes during the first half of 2024.
•The Company had approximately 7 million private placement warrants and approximately 124.0 million shares of Class A common stock outstanding as of June 30, 2024.
•During the three months ended June 30, 2024, the Company repurchased $117.3 million principal amount of its convertible senior notes at a weighted-average price equal to 84% for $98.3 million.

Revised Financial Guidance as of August 2024

Third Quarter 2024
Net sales	$70 – $80 million
Adjusted EBITDA(1)	($6) – ($1) million

Fiscal Year 2024
Net sales	$325 – $345 million
Adjusted EBITDA(1)	($10) – $0 million
__________________________
(1) See "Non-GAAP Financial Measures" below.

Lowered financial guidance reflects the following assumptions:
•Third quarter and fiscal year financial guidance reflects continued pressure on delivery systems sales.
•Assumes no material deterioration in general market conditions or other unforeseen circumstances beyond the Company's control, such as foreign currency exchange rates.
•Excludes any unannounced acquisitions, dispositions or financings.

Regional Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2024	2023	2024	2023
Delivery Systems net sales
Americas	$19.6	$28.4	$37.9	$52.8
Asia-Pacific (“APAC”)	6.5	18.6	14.0	28.4
Europe, the Middle East and Africa (“EMEA”)	9.1	18.5	19.1	29.7
Total Delivery Systems net sales	$35.2	$65.6	$71.0	$110.9

Consumables net sales
Americas	$38.1	$35.2	$70.2	$63.8
APAC	7.1	6.6	11.6	10.4
EMEA	10.1	10.1	19.3	18.5
Total Consumables net sales	$55.4	$51.9	$101.0	$92.8

Net sales
Americas	$57.7	$63.6	$108.1	$116.6
APAC	13.6	25.2	25.6	38.9
EMEA	19.2	28.6	38.3	48.3
Total net sales	$90.6	$117.5	$172.0	$203.8

Delivery Systems sold
Americas	704	1,167	1,412	2,069
APAC	229	789	556	1,190
EMEA	352	866	734	1,337
Total Delivery Systems sold	1,285	2,822	2,702	4,596
__________________________
(1) Amounts may not sum due to rounding.

Conference Call
BeautyHealth will host a conference call on Thursday, August 8, 2024, at 4:30 p.m. ET to review its second quarter 2024 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, stock-based compensation expense and other items such as the write-off of discontinued, excess and obsolete product and Syndeo product optimization logistics & service costs. Adjusted gross margin represents adjusted gross profit as a percentage of net sales.

Adjusted EBITDA is calculated as net income (loss) excluding the effects of benefit for income taxes; depreciation expense; amortization expense; stock-based compensation expense; interest expense; interest income; other income, net; change in fair value of warrant liability; foreign currency loss (gain), net; transaction related costs; write-off of discontinued, excess and obsolete product; litigation related costs; Syndeo product optimization logistics & service costs; and severance, restructuring and other. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of net sales.

The Company does not provide a reconciliation of its fiscal 2024 adjusted EBITDA guidance to net income (loss), the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2024 adjusted EBITDA guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$90.6	$117.5	$172.0	$203.8
Cost of sales	49.7	49.6	82.7	81.8
Gross profit	40.9	67.9	89.3	122.0
Operating expenses:
Selling and marketing	30.5	43.0	64.2	81.7
Research and development	1.2	2.9	4.0	5.2
General and administrative	31.4	35.1	60.3	65.5
Total operating expenses	63.1	81.0	128.4	152.4
Loss from operations	(22.1)	(13.1)	(39.1)	(30.5)
Interest expense	2.5	3.4	5.5	6.8
Interest income	(4.2)	(5.7)	(9.6)	(10.0)
Other income, net	(17.3)	—	(33.4)	(0.5)
Change in fair value of warrant liabilities	(4.0)	(11.6)	(2.6)	(2.5)
Foreign currency transaction loss (gain), net	1.1	(0.4)	2.4	(1.5)
(Loss) income before provision for income taxes	(0.2)	1.2	(1.5)	(22.8)
Income tax benefit	(0.4)	(2.2)	(1.0)	(5.9)
Net income (loss)	0.2	3.4	(0.5)	(16.9)
Comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(0.8)	(0.4)	(1.9)	0.5
Comprehensive (loss) income	$(0.6)	$3.0	$(2.3)	$(16.4)
Net income (loss) per share
Basic	$0.00	$0.03	$0.00	$(0.13)
Diluted	$(0.10)	$0.03	$(0.20)	$(0.13)
Weighted average common shares outstanding
Basic	123,718,797	132,716,024	123,417,353	132,569,209
Diluted	141,927,750	132,716,024	143,200,221	132,569,209
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Condensed Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$349.5	$523.0
Accounts receivable, net	41.4	54.7
Inventories	77.1	91.3
Income tax receivable	0.4	0.3
Prepaid expenses and other current assets	21.1	28.9
Total current assets	489.6	698.3
Property and equipment, net	9.7	14.2
Right-of-use assets, net	14.9	12.1
Intangible assets, net	54.2	62.1
Goodwill	124.8	125.8
Deferred income tax assets, net	3.0	0.5
Other assets	15.5	16.0
TOTAL ASSETS	$711.8	$929.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26.7	$44.8
Accrued payroll-related expenses	17.1	22.0
Lease liabilities, current	4.3	4.6
Income tax payable	2.4	2.8
Syndeo Program reserves	0.9	21.0
Other accrued expenses	24.0	19.8
Total current liabilities	75.4	115.0
Lease liabilities, non-current	12.7	9.3
Deferred income tax liabilities, net	1.1	0.7
Warrant liabilities	1.0	3.6
Convertible senior notes, net	550.6	738.4
Other long-term liabilities	1.8	2.8
TOTAL LIABILITIES	$642.6	$869.7

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	553.4	541.3
Accumulated other comprehensive loss	(4.9)	(3.0)
Accumulated deficit	(479.3)	(478.9)
Total stockholders’ equity	$69.2	$59.4
LIABILITIES AND STOCKHOLDERS’ EQUITY	$711.8	$929.1
__________________________
(1)Amounts may not sum due to rounding.

The Beauty Health Company
Condensed Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash, cash equivalents, and restricted cash at beginning of period	$523.0	$568.2
Operating activities:
Net loss	(0.5)	(16.9)
Non-cash adjustments	23.2	36.0
Change in operating assets and liabilities:
Accounts receivable	10.5	(0.1)
Inventories	(6.6)	(2.6)
Prepaid expenses, other current assets, and income tax receivable	6.3	(12.2)
Accounts payable, accrued expenses, and income tax payable	(38.7)	9.2
Other, net	(4.8)	(4.4)
Net cash (used for) provided by operating activities	(10.7)	9.0
Net cash used for investing activities	(3.8)	(24.9)
Net cash used for financing activities	(157.4)	(3.7)
Net change in cash, cash equivalents, and restricted cash	(171.9)	(19.7)
Effect of foreign currency translation	(1.6)	1.2
Cash, cash equivalents, and restricted cash at end of period	$349.5	$549.7
__________________________
(1)Amounts may not sum due to rounding.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2024	2023 (2)	2024	2023 (2)
Net sales	$90.6	$117.5	$172.0	$203.8

Gross profit	$40.9	$67.9	$89.3	$122.0
Gross margin	45.2%	57.8%	51.9%	59.9%

Adjusted to exclude the following:
Depreciation expense	0.4	0.6	0.9	1.1
Amortization expense	3.3	4.5	6.5	6.9
Stock-based compensation expense	0.1	0.4	(0.3)	0.7
Write-off of discontinued, excess and obsolete product	—	1.0	—	4.0
Syndeo product optimization logistics & service costs	—	1.4	—	1.4
Adjusted gross profit	$44.8	$75.7	$96.4	$136.1
Adjusted gross margin	49.4%	64.5%	56.1%	66.8%
__________________________
(1)Amounts may not sum due to rounding.
(2)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

The following table reconciles net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2024	2023 (2)	2024	2023 (2)
Net sales	$90.6	$117.5	$172.0	$203.8

Net income (loss)	$0.2	$3.4	$(0.5)	$(16.9)
Adjusted to exclude the following:
Benefit for income taxes	(0.4)	(2.2)	(1.0)	(5.9)
Depreciation expense	2.7	2.6	5.4	4.5
Amortization expense	6.3	7.8	12.1	12.2
Stock-based compensation expense	6.5	8.5	13.1	12.1
Interest expense	2.5	3.4	5.5	6.8
Interest income	(4.2)	(5.7)	(9.6)	(10.0)
Other income, net	(17.3)	—	(33.4)	(0.5)
Change in fair value of warrant liabilities	(4.0)	(11.6)	(2.6)	(2.5)
Foreign currency loss (gain), net	1.1	(0.4)	2.4	(1.5)
Transaction related costs	—	0.8	—	0.8
Write-off of discontinued, excess and obsolete product	—	1.0	—	4.0
Litigation related costs	0.6	0.5	1.2	1.5
Syndeo product optimization logistics & service costs	—	1.4	—	1.4
Severance, restructuring and other	0.9	2.8	2.4	5.8
Adjusted EBITDA	$(5.2)	$12.4	$(4.8)	$11.9
Adjusted EBITDA margin	(5.7)%	10.5%	(2.8)%	5.8%
__________________________
(1)Amounts may not sum due to rounding.
(2)Reflects the removal of the accrual for annual cash incentives in prior periods for comparability purposes.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
Investors: IR@beautyhealth.com
Press: Press@beautyhealth.com